Exhibit 10.22

               COMMERCIAL MORTGAGE, SECURITY AGREEMENT, FINANCING
                        STATEMENT AND ASSIGNMENT OF RENTS


     A POWER OF SALE HAS BEEN GRANTED IN THIS MORTGAGE. A POWER OF SALE MAY ALLOW THE MORTGAGEE (ALSO CALLED THE "LENDER" HEREIN) TO TAKE THE MORTGAGED PROPERTY (ALSO CALLED THE "PROPERTY" HEREIN) AND SELL IT WITHOUT GOING TO COURT IN A FORECLOSURE ACTION UPON A DEFAULT BY THE MORTGAGOR (ALSO CALLED THE "BORROWER" HEREIN) UNDER THIS MORTGAGE.


TOWER TECH, INC., an Oklahoma Corporation 11919 So. Interstate 44 Service Road


Oklahoma City, Oklahoma 73173


                         (hereafter called "Borrower')

FIRST UNITED BANK AND TRUST COMPANY, P.O. Box 130


Durant, Oklahoma 74702-0130


                     (hereinafter called "Lender')



This COMMERCIAL MORTGAGE, SECURITY AGREEMENT, FINANCING STATEMENT AND ASSIGNMENT OF RENTS (the "Mortgage" is made as of the 17th day of June, 1999, between the Borrower as mortgagor and Lender as mortgagee.

DEFINITIONS. The following words shall have the following meanings when used in this Mortgage. Terms not otherwise defined in this Mortgage shall have the meanings attributed to such terms in the Oklahoma Uniform Commercial Code. All references to dollar amounts shall mean amounts in lawful money of the United States of America.

Mortgage. The words "Mortgage" mean this Mortgage among Borrower and Lender, and includes without limitation all assignment and security interest provisions relating to the Personal Property and Rents.

Fixtures. The word "Fixtures" means all building material, machinery, apparatus, equipment, fittings, fixtures and personal property of every kind and nature whatsoever, now in, part of, affixed to, delivered to or used in connection with the buildings and improvements on the Real Property or hereafter acquired by the Mortgagor and hereafter placed in, affixed to, delivered to or used in connection which such buildings and improvements or any buildings hereinafter constructed or placed upon the Real Property or any part thereof, including, but without limiting the generality of the foregoing, all engines, furnaces, boilers, stokers, pumps, heaters, tanks, dynamos, transformers, motors, generators, fans, blowers, vents, switchboards, electrical equipment, heating, plumbing, lifting and ventilating apparatus, air-cooling and air-conditioning apparatus, water, gas and electrical fixtures, elevators, mail conveyors, escalators, drapes, carpets, shades, awnings, screens, radiators, partitions, ducts, shafts, pipes, conduits, lines and facilities of whatsoever nature for air, gas, water, steam, electricity, waste sewage and for other utilities, services and uses, compressors, vacuum cleaning systems, call systems, fire prevention and extinguishing apparatus, kitchen equipment, cafeteria equipment, all of which to the extent permitted by law are hereby understood and agreed to be part and parcel of the Real Property and improvements thereon and appropriated to the use and operation of the Real Property and said improvements, and whether affixed or annexed or not, shall for the purposes of this Mortgage be deemed constructively to be real estate and conveyed hereby, excluding, however, readily movable trade fixtures not used or acquired for use in connection with the operation of any such building or any part thereof, readily movable office furniture, furnishings and equipment not so used or acquired for use, and consumable supplies, whether or not affixed or annexed, that have been or that may hereafter be placed in any building constructed upon the Real Property or any part thereof.

Guarantor. The word "Guarantor" (individually and/or collectively, as the context may require) means those persons, firms or entities, if any, designated as Guarantor in the Related Documents.

Guaranty. The word "Guaranty" (individually and/or collectively, as the context may require) means that or those instruments of guaranty, if any, now or hereafter in effect, from Guarantor to Lender guaranteeing the repayment of all or any part of the indebtedness.

Improvements. The word "Improvements" means and includes without limitation all existing and future improvements, fixtures, buildings, structures, mobile homes affixed on the Real Property, facilities, additions and other construction on the Real Property.

Indebtedness. The word "Indebtedness" means: (a) the Note; (b) all principal and earned interest and other sums required to be paid pursuant to the Note, this Mortgage, and any other instruments related thereto; (c) all sums advanced or costs or expenses incurred by Lender (whether by Lender directly or on Lenders behalf by the Lender) which are made or incurred pursuant to or allowed by the terms of this instrument, plus interest thereon at the same rate as provided in the Note from the date paid until reimbursed; (d) other and additional notes, debts, obligations, and liabilities of any kind and character of Borrower, now and hereafter existing in favor of Lender regardless of whether such notes. debts, obligations, and liabilities be direct or indirect, primary or secondary, joint, several or joint and several, fixed or contingent and regardless of whether such present or future notes, debts, obligations, and liabilities may, prior to their acquisition by Lender, be or have been payable to or be or have been in favor of some other person or have been acquired by Lender in a transaction with one other than Lender, together with any and all renewals and extensions of such notes, debts, obligations, and liabilities, or any part thereof; and (e) all renewals and extensions of the above whether or not Borrower executes any renewal or extension agreement. Note. The word "Note" means the note dated June 17, 1999, in the principal amount of $253,000.00, from Borrower to Lender, together with all renewals, extensions, modifications, refinancings, and substitutions for the Note. The Note will mature on June 17, 2002.

Personal Property. The words "Personal Property" mean all equipment, and other articles of personal property now or hereafter owned by Borrower, and now or hereafter attached or affixed to the Real Property, and such other personal property as may be described in this Mortgage: together with all accessions, parts, additions to, replacements of, and substitutions for, any of such property; and together with all proceeds (including without limitation all insurance proceeds and refunds of premiums) from any sale or other disposition of the Property.

Property. The word "Property" means collectively the Real Property and the Personal Property (also called the "Mortgaged Property").

Real Property. The real property located in Cleveland County, Oklahoma described in Exhibit "A" attached hereto and made a part hereof for all purposes, together with all tenements, hereditaments, rights and appurtenances now or hereafter belonging thereto, including, without limitation, any adjacent land or easements rights or appurtenances acquired or created for the benefit of the Real Property after the date hereof. SUBJECT TO all conditions, covenants, restrictions, reservations and easements that appear of record. The Real Property address is commonly known as 11919 So. Interstate 44 Service Road, Oklahoma City, Oklahoma.

Related Documents. The words "Related Documents" mean and include without limitation all credit agreements, loan agreements, guaranties, security agreements, mortgages, deeds of trust, and all other instruments and documents, whether now or hereafter existing, executed in connection with the Indebtedness.

Rents. The word "Rents" means all present and future rents, revenues, income, issues, bonuses, production payments, royalties, profits, and other benefits derived from the Property.

THIS MORTGAGE IS GIVEN AND ACCEPTED ON THE FOLLOWING TERMS:

PAYMENT AND PERFORMANCE. Borrower does hereby mortgage, pledge, grant, convey and assign to Lender, with power of sale, the Property to secure to Lender the payment of the Indebtedness and all amounts secured by this Mortgage as they become due and except as otherwise provided, Borrower shall strictly and in a timely manner, perform all of Borrowers obligations under the Indebtedness and this Mortgage.

Borrower hereby absolutely assigns to Lender all of Borrowers right, title and interest in and to all present and future leases of the Property and all Rents from the Property. In addition, Borrower grants Lender a Uniform Commercial Code security interest in the Rents and the Personal Property.

TO HAVE AND TO HOLD the Property unto the Lender, its successors and assigns, forever.

POSSESSION AND MAINTENANCE OF THE PROPERTY. Borrower agrees that Borrower's possession and use of the Property shall be governed by the following provisions:

Possession and Use.  Until the occurrence of an Event of Default,  Borrower may:
(a) remain in possession and control of the Property: (b) use, operate or manage the Property: and (c) collect any Rents from the Property.

Duty to Maintain. Borrower shall maintain the Property in tenantable condition and promptly perform all repairs, replacements. and maintenance necessary to preserve its value.

Hazardous Substances. The terms "hazardous waste," "hazardous substance," "disposal," "release," and threatened release," as used in this Mortgage, shall have the same meanings as set forth in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980. as amended, 42 U.S.C. Section 9601, et seq. ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986, Pub. L No. 99-499 ("SARA"), the Hazardous Materials Transportation Act, 49 U.S.C.
Section 1801,  et seq.,  the Resource  Conservation  and Recovery Act, 49 U.S.C.
Section 6901, et seq., or other applicable state or Federal laws, rules, or regulations adopted pursuant to any of the foregoing. Borrower represents and warrants to Lender that: (a) During the period of Borrowers ownership of the Property, there has been no use, generation, manufacture, storage, treatment, disposal, release or threatened release of any hazardous waste or substance by any person on, under, or about the Property: (b) Borrower has no knowledge of, or reason to believe that there has been, except as previously disclosed to and acknowledged by Lender in writing, (i) any use, generation, manufacture, storage, treatment, disposal, release, or threatened release of any hazardous waste or substance by any prior owners or occupants of the Property or (ii) any actual or threatened litigation or claims of any kind by any person relating to such matters; (c) Except as previously disclosed to and acknowledged by Lender in writing. (i) neither Borrower nor any tenant, contractor. agent or other authorized user of the Property shall use, generate, manufacture, store, treat, dispose of, or release any hazardous waste or substance on, under, or about the Property and (ii) any such activity shall be conducted in compliance with all applicable federal, state, and local laws, regulations and ordinances, including without limitation those laws, regulations, and ordinances described above. Borrower authorizes Lender and its agents to enter upon the Property to make such inspections and tests as Lender may deem appropriate to determine compliance of the Property with this section of the Mortgage. Any inspections or tests made by Lender shall be at Borrower's expense, shall be for Lenders purposes only and shall not be construed to create any responsibility or liability on the part of Lender to Borrower or to any other person. The representations and warranties contained herein are based on Borrowers due diligence in investigating the Property for hazardous waste. Borrower hereby (a) releases and waives any future claims against Lender for indemnity or contribution in the event Borrower becomes liable for cleanup or other costs under any such laws, and (b) agrees to indemnify and hold harmless Lender against any and all claims, losses, liabilities, damages, penalties, and expenses which Lender may directly or indirectly sustain or suffer resulting from a breach of this section of the Mortgage or as a consequence of any use, generation, manufacture, storage, disposal, release or threatened release occurring prior to Borrowers ownership or interest in the Property, whether or not the same was or should have been known to Borrower. The provisions of this section of the Mortgage including the obligation to indemnity, shall survive the payment of the Indebtedness and the satisfaction and release of the lien of this Mortgage and shall not be affected by Lenders acquisition of any interest in the Property, whether by foreclosure or otherwise.

Nuisance, Waste. Borrower shall not cause. conduct or permit any nuisance nor commit, permit, or suffer any stripping of or waste on or to the Property or any portion of the Property. Specifically without limitation, Borrower will not remove, or grant to any other party the right to remove, any timber, minerals (including oil and gas), soil, gravel or rock products without the prior written consent of Lender. This restriction will not apply to rights and easements (such as gas and oil) not owned by Borrower and of which Borrower has informed Lender in writing prior to Borrowers signing of this Mortgage.

Removal of Improvements. Borrower shall not demolish or remove any Improvements from the Real Property without the prior written consent of Lender. As a condition to the removal of any Improvements, Lender may require Borrower to make arrangements satisfactory to Lender to replace such Improvements with Improvements of at least equal value.

Lenders Right to Enter. Lender and its agents and representatives may enter upon the Real Property at all reasonable times to attend to Lenders interests and to inspect the Property for purposes of Borrowers compliance with the terms and conditions of this Mortgage.

Compliance with Governmental Requirements. Borrower shall promptly comply with all laws, ordinances, and regulations, now or hereafter in effect, of all governmental authorities applicable to the use or occupancy of the Property. Borrower may contest in good faith any such law, ordinance, or regulation and withhold compliance during any proceeding, including appropriate appeals, so long as Borrower has notified Lender in writing prior to doing so and so long as Lenders interests in the Property are not jeopardized. Lender may require Borrower to post adequate security or a surety bond, reasonably satisfactory to Lender, to protect Lenders interest.

Duty to Protect. Borrower agrees neither to abandon nor leave unattended the Property. Borrower shall do all other acts, in addition to those acts set forth above in this section, which from the character and use of the Property are reasonably necessary to protect and preserve the Property.

DUE ON SALE - CONSENT BY LENDER. Lender may, at its option, declare immediately due and payable all Indebtedness secured by this Mortgage upon the sale or transfer, without the Lenders prior written consent, of all or any part of the Real Property, or any interest in the Real Property. A "sale or transfer" means the conveyance of Real Property or any right, title or interest therein; whether legal or equitable; whether voluntary or involuntary; whether by outright sale, deed, installment sale contract, land contract, contract for deed, leasehold interest with a term greater than three (3) years, lease-option contract, or by sale, assignment, or transfer of any beneficial interest in or to any land trust holding title to the Real Property, or by any other method of conveyance of such Real Property interest. If any Borrower is a corporation or partnership, transfer also includes any change in ownership of more than twenty-five percent (25%) of the voting stock or partnership interests, as the case may be, of Borrower. However, this option shall not be exercised by Lender if such exercise is prohibited by Federal law or by Oklahoma Law. A lease or conveyance by Borrower to a corporation controlled by Borrower, an associated or affiliated company, partnership or to an individual family member of the shareholders of the Borrower, will not be deemed a violation of this paragraph, provided that
(i) Borrower and Guarantors remain liable for the loan; (ii) Lender is notified in writing in advance of such transfer and provides prior written approval, which approval shall not be unreasonably withheld; and (iii) all individuals who become involved directly or indirectly in the ownership of the Property, personally guarantee the Indebtedness.

TAXES AND LIENS. The following provisions relating to the taxes and liens on the Property are a part of this Mortgage:

Payment Borrower shall pay when due (and in all events prior to delinquency) all taxes, special taxes, assessments', charges (including water and sewer), fines and impositions levied against or on account of the Property, and shall pay when due all claims for work done on or for services rendered or material furnished to the Property. Borrower shall maintain the Property free of all liens having priority over or equal to the interest of Lender under this Mortgage, except for the lien of taxes and assessments not due and except as otherwise provided in this Mortgage.

Right to Contest. Borrower may withhold payment of any tax, assessment, or claim in connection with a good faith dispute over the obligation to pay, so long as Lenders interest in the Property is not jeopardized. If a lien arises or is filed as a result of nonpayment, Borrower shall within fifteen (15) days after the lien arises or, if a lien is filed, within fifteen (15) days after Borrower has notice of the filing, secure the discharge of the lien. or if requested by Lender, deposit with Lender, cash or a sufficient corporate surety bond or other security satisfactory to Lender in an amount sufficient to discharge the lien plus any costs and attorneys' fees or other charges that could accrue as a result of a foreclosure or sale under the lien. In any contest, Borrower shall defend itself and Lender and shall satisfy any adverse judgment before enforcement against the Property. Borrower shall name Lender as an additional obligee under any surety bond furnished in the contest proceedings.

Evidence of Payment. Borrower shall upon demand furnish to Lender satisfactory evidence of payment of the taxes or assessments and shall authorize the appropriate governmental official to deliver to Lender at any time a written statement of the taxes and assessments against the Property.

Notice of Construction. Borrower shall notify Lender at least fifteen (15) days before any work is commenced, any services are furnished, or any materials are supplied to the Property, if any mechanic's lien, materialmen's lien, or other lien could be asserted on account of the work, services, or materials and the cost exceeds $1,000.00. Borrower will upon request of Lender furnish to Lender advance assurances satisfactory to Lender that Borrower can and will pay the cost of such improvements.

PROPERTY DAMAGE INSURANCE. The following provisions relating to insuring the Property are a part of this Mortgage:

Maintenance of Insurance. Borrower shall procure and maintain policies of fire insurance with standard extended coverage endorsements on a replacement basis for the full insurable value covering all Improvements on the Real Property and all Personal Property in an amount sufficient to avoid application of any coinsurance clause, and with a standard mortgagee clause in favor of Lender, together with such other insurance, including but not limited to hazard, liability, business interruption, and boiler insurance, as Lender may reasonably require. Policies shall be written in form, amounts, coverages and basis reasonably acceptable to Lender. Borrower MAY FURNISH THE REQUIRED INSURANCE WHETHER THROUGH EXISTING POLICIES OWNED OR CONTROLLED BY BORROWER OR THROUGH EQUIVALENT INSURANCE FROM ANY INSURANCE COMPANY AUTHORIZED TO TRANSACT BUSINESS IN THE STATE OF OKLAHOMA. If Borrower fails to provide any required insurance or fails to continue such insurance in force, Lender may, but shall not be required to, do so at Borrowers expense, and the cost of the insurance will be added to the Indebtedness. If any such insurance is procured by Lender at a rate or charge not fixed or approved by the State Board of Insurance, Borrower will be so notified, and Borrower will have the option for five (5) days of furnishing equivalent insurance through any insurer authorized to transact business in Oklahoma. Borrower, upon request of Lender, will deliver to Lender from time to time the policies or certificates of insurance in form satisfactory to Lender, including stipulations that coverages will not be cancelled or diminished without at least ten (10) days' prior written notice to Lender.

Application of Proceeds. Borrower shall promptly notify Lender of any loss or damage to the Property if the estimated cost of repair or replacement exceeds $1,000.00. Lender may make proof of loss if Borrower fails to do so within fifteen (15) days of the casualty. Whether or not Lender's security is impaired, Lender may, at its election, apply the proceeds to the reduction of the Indebtedness, payment of any lien affecting the Property, or the restoration and repair of the Property. If Lender elects to apply the proceeds to restoration and repair, Borrower shall repair or replace the damaged or destroyed Property in a manner satisfactory to Lender. Lender shall, upon satisfactory proof of such expenditure, pay or reimburse Borrower from the proceeds for the reasonable cost of repair or restoration if Borrower is not in default under this Mortgage. Any proceeds which have not been disbursed within 180 days after their receipt and which Lender has not committed to the repair or restoration of the Property shall be used first to pay any amount owing to Lender under this Mortgage, then to pay accrued interest, and the remainder, if any, shall be applied to the principal balance of the Indebtedness. If Lender holds any proceeds after payment in full of the Indebtedness, such proceeds shall be paid to Borrower as Borrower's interests may appear.

Unexpired Insurance at Sale. Any unexpired insurance shall inure to the benefit of, and pass to, the purchaser of the Property covered by this Mortgage at any sale held under the provisions of this Mortgage, or at any foreclosure sale of such Property.

Borrower's Report on Insurance. Upon request of Lender, however not more than once a year, Borrower shall furnish to Lender a report on each existing policy of insurance showing: (a) the name of the insurer; (b) the risks insured; (c) the amount of the policy; (d) the property insured, the then current replacement value of such property. and the manner of determining that value; and (e) the expiration date of the policy. Borrower shall, upon request of Lender, have an independent appraiser satisfactory to Lender determine the cash value replacement cost of the Property.

ESCROW FOR TAXES AND INSURANCE. At the request of Lender, Borrower shall create a fund or reserve for the payment of all insurance premiums, taxes, and assessments against the Property by paying to Lender contemporaneously with each installment of principal and interest on the note a sum equal to the premiums that will next become due and payable on the hazard insurance policies covering the Property, or any part thereof, plus taxes and assessments next due on the Property or any part thereof, as estimated by Lender, less all sums paid previously to Lender, divided by the number of months to elapse before one month prior to the date when such premiums. taxes, and assessments will become delinquent, such sums to be held by Lender without interest, for the purpose of paying such premiums, taxes, and assessments. Any excess reserve shall, at the discretion of Lender therefor, be credited by Lender on subsequent payments to be made on the Indebtedness, and any deficiency shall be paid by Borrower to Lender on or before the date when such premiums, taxes, and assessments shall become delinquent. Transfer of legal title to the Property shall automatically transfer to the transferee title in all sums deposited under the provisions of this Section.

FINANCIAL STATEMENTS. Borrower and each Guarantor of the Indebtedness, shall furnish to Lender on an annual basis, balance sheets, income statements and cash flow statements in such form and detail as Lender shall require.

APPRAISALS. Borrower shall furnish to Lender, upon request, such appraisals of the Property as may be required of Lender under applicable State or Federal laws and regulations issued pursuant thereto.

ANNUAL REPORTS. Borrower shall furnish to Lender, upon request, a certified statement of Net Operating Income received from the Property during Borrowers previous fiscal year in such form and detail as Lender shall require. "Net Operating Income" shall mean all cash receipts from the Property less all cash expenditures made in connection with the operations of the Property.

EXPENDITURES BY Lender. If Borrower fails to comply with any provision of this Mortgage, or if any action or proceeding is commenced that would materially affect Lender's interests in the Property, Lender on Borrower's behalf may, but shall not be required to, take any action that Lender deems appropriate. Any amount that Lender expends in so doing will bear interest at the Note rate from the date incurred or paid by Lender to the date of repayment by Borrower. All such expenses, at Lender's option, will: (a) be payable on demand; (b) be added to the balance of the Note and be apportioned among and be payable with any installment payments to become due during either (i) the term of any applicable insurance policy or (ii) the remaining term of the Note; or (c) be treated as a balloon payment which will be due and payable at the Note's maturity. This Mortgage also will secure payment of these amounts. The rights provided for in this paragraph shall be in addition to any other rights or any remedies to which Lender may be entitled on account of the default. Any such action by Lender shall not be construed as curing the default so as to bar Lender from any remedy that it otherwise would have had.

WARRANTY: DEFENSE OF TITLE. The following provisions relating to ownership of the Property are a part of this Mortgage:

Title. Borrower warrants that: (a) Borrower holds good and marketable title of record to the Property in fee simple, free and dear of all liens and encumbrances other than those set forth herein or in any title insurance policy, title report, or attorney's opinion issued in favor of, and accepted by Lender in connection with this Mortgage: and (b) Borrower has the full right. power, and authority to execute and deliver this Mortgage to Lender.

Defense of Title. Subject to the exception in the paragraph above, Borrower warrants and will forever defend the title to the Property against the lawful claims of all persons. In the event any action or proceeding is commenced that questions Borrower's title or the interest of Lender under this Mortgage, Borrower shall defend the action at Borrower's expense. Borrower may be the nominal party in such proceeding, but Lender shall be entitled to participate in the proceeding and to be represented in the proceeding by counsel of Lender's own choice, and Borrower will deliver. or cause to be delivered, to Lender such instruments as Lender may request from time to time to permit such participation.

Compliance with Laws. Borrower warrants that the Property and Borrower's use of the Property complies with all existing applicable laws, ordinances, and regulations of governmental authorities.

CONDEMNATION. The following provisions relating to proceedings in condemnation are a part of this Mortgage:

Application of Net Proceeds. If all or any part of the Property is condemned by eminent domain proceedings or by any proceeding or purchase in lieu of condemnation, Lender may at its election require that all or any portion of the net proceeds of the award be applied to the Indebtedness or the repair or restoration of the Property. The net proceeds of the award shall mean the award after payment of all reasonable costs, expenses, and attorneys' fees necessarily paid or incurred by Borrower or Lender in connection with the condemnation.

Proceedings. If any proceeding in condemnation is filed, Borrower shall promptly notify Lender in writing, and Borrower shall promptly take such steps as may be necessary to defend the action and obtain the award. Borrower may be the nominal party in such proceeding, but Lender shall be entitled to participate in the proceeding and to be represented in the proceeding by counsel of its own choice, and Borrower will deliver or cause to be delivered to Lender such instruments as may be requested by it from time to time to permit such participation.

ASSIGNMENT OF RENTS. As additional security for the payment of the Indebtedness, Borrower hereby absolutely assigns to Lender all Rents as defined above. Until the occurrence of an Event of Default, Borrower is granted a license to collect and retain the Rents; however, upon receipt from Lender of a notice that an Event of Default exists under this Mortgage, Lender may terminate Borrower's license. and then Lender, as Borrower's agent, may collect the Rents. In addition, if the Property is vacant, Lender may rent or lease the Property. Lender shall not be liable for its failure to rent the Property, to collect any rents, or to exercise diligence in any matter relating to the Rents; Lender shall be accountable only for Rents actually received. Lender neither has nor assumes any obligation as lessor or landlord with respect to any occupant of the Property. Rents so received shall be applied by Lender first to the remaining unpaid balance of the Indebtedness, in such order or manner as Lender shall elect, and the residue, if any, shall be paid to the person or persons legally entitled to the residue.

SECURITY AGREEMENT; FINANCING STATEMENTS. The following provisions relating to this Mortgage as a security agreement are a part of this Mortgage:

Security Agreement. This instrument shall constitute a security agreement to the extent any of the Property constitutes fixtures or other personal property, and Lender shall have all of the rights of a secured party under the Oklahoma Uniform Commercial Code as amended from time to time.

Security Interest. Upon request by Lender, Borrower shall execute financing statements and take whatever other action is requested by Lender to perfect and continue Lender's security interest in the Property. In addition to recording this Mortgage in the real property records, Lender may, at any time and without further authorization from Borrower, file executed counterparts, copies or reproductions of this Mortgage as a financing statement. Borrower shall reimburse Lender for all expenses incurred in perfecting or continuing this security interest. Upon default, Borrower shall assemble the Personal Property in a manner and at a place reasonably convenient to Borrower and Lender and make it available to Lender within three (3) days after receipt of written demand from Lender.

Addresses. The mailing addresses of Borrower (debtor) and Lender (secured party), from which information concerning the security interest granted by this Mortgage may be obtained (each as required by the Oklahoma Uniform Commercial
Code), are as stated on the first page of this Mortgage.

FURTHER ASSURANCES; ATTORNEY-IN-FACT. The following provisions relating to further assurances and attorney-in-fact are a part of this Mortgage:

Further Assurances. At any time, and from time to time, upon request of Lender, Borrower will make, execute and deliver, or will cause to be made, executed or delivered, to Lender or to Lender's designee, and when requested by Lender, cause to be filed, recorded, refiled, or rerecorded, as the case may be, at such times and in such offices and places as Lender may deem appropriate, any and all such mortgages, deeds of trust, security deeds, security agreements, financing statements, continuation statements, instruments of further assurance. certificates, and other documents as may, in the sole opinion of Lender, be necessary or desirable in order to effectuate, complete, perfect, continue, or preserve: (a) the obligations of Borrower under the Note, this Mortgage, and the Related Documents; and (b) the liens and security interests created by this Mortgage as first and prior liens on the Property, whether now owned or hereafter acquired by Borrower. Unless prohibited by law or agreed to the contrary by Lender in writing, Borrower shall reimburse Lender for all costs and expenses incurred in connection with the matters referred to in this paragraph.

Attorney-In-Fact. If Borrower fails to do any of the things referred to in the preceding paragraph, Lender may do so for and in the name of Borrower and at Borrower's expense. For such purposes, Borrower hereby irrevocably appoints Lender as Borrower's attorney-in-fact for the purpose of making, executing, delivering. filing, recording, and doing all other things as may be necessary or desirable, in Lender's sole opinion, to accomplish the matters referred to in the preceding paragraph.

FULL PERFORMANCE. If Borrower pays all the Indebtedness when due, and Otherwise performs all the obligations imposed upon Borrower under this Mortgage, Lender shall execute and deliver to Borrower a release of this Mortgage lien and suitable statements of termination of any financing statement on file evidencing Lender's security interest in the Rents and the Personal Property. Reasonable costs for preparation of such release and statements of termination together with any filing fees required by law shall be paid by Borrower, if permitted by applicable law.

EVENTS OF DEFAULT.  The following events shall constitute Events of Default.

Default. Default in the timely payment of any installment of principal and interest of the Indebtedness or in the performance of any covenant or provision of any Related Document.

Insolvency. Borrower, or any Guarantor, shall: (a) execute an assignment for the benefit of creditors or take any action in furtherance thereof; or (b) admit in writing his inability to pay his debts generally as they become due; or (c) as a debtor, file a petition, case. proceeding, or other action pursuant to, or voluntarily seek the benefit or benefits of any debtor relief law or take any action in furtherance thereof; or (d) seek, acquiesce in, or suffer the appointment of a receiver, trustee, or custodian of Borrower, any Guarantor, the Property, in whole or in part, or any significant portion of other property belonging to Borrower or any Guarantor that affects performance of the Indebtedness; or (e) voluntarily become a party to any proceeding seeking to effect a suspension or having the effect of suspending any of the rights of Lender granted or referred to in the Related Documents or take any action in furtherance thereof.

Bankruptcy. The filing of a petition, case, proceeding, or other action against Borrower, or any Guarantor, as a debtor under any debtor relief law; or seeking appointment of a receiver, trustee, or custodian of Borrower, or any Guarantor, or of any property described in the Related Documents or any part thereof, or of any significant portion of other property belonging to Borrower or any Guarantor, that affects its ability to perform under the Indebtedness, or seeking to effect a suspension or having the effect of suspending any of the rights of Lender granted or referred to in the Related Documents, and: (a)
Borrower or any Guarantor admits. acquiesces in, or fails to contest the material allegations thereof; or (b) the petition, case, proceeding, or other action results in entry of an order for relief or order granting the relief sought against Borrower or any Guarantor; or (c) the petition, case, proceeding, or other action is not permanently dismissed on or before the earliest of trial thereon or sixty (60) days next following the date of its filing.

Breaches. The discovery by Lender that any warranty, covenant. or representation made to Lender by or on behalf of Borrower or any Guarantor is false, misleading, erroneous, or breached in any material respect.

A default  shall not be an Event of Default if the  default is cured  within ten
(10) days following the delivery of or the mailing of written notice from Beneficiary to Borrower's most current address as reflected in Beneficiary's business records specifying the existence of any such default. If such default is not cured within the ten-(10) day period, the default shall be an Event of Default without need of any further notice or action by Beneficiary.

RIGHTS AND REMEDIES ON DEFAULT. Upon the occurrence of any Event of Default, and after giving any required statutory notice of default, including any notice required under the laws of the State of Oklahoma, at any time thereafter, Lender, at its option, may exercise any one or more of the following rights and remedies, in addition to any other rights or remedies provided by law:

Accelerate Indebtedness. Lender may declare the unpaid principal balance of the Indebtedness due and payable. In no event will Borrower be required to pay any unearned Interest.

Foreclosure. In the event Lender elects to foreclose this Mortgage, then Lender, at its option, may: (a) foreclose this Mortgage and sell the Property by a power of sale (which power of sale is hereby granted by Borrower to Lender) pursuant to the Oklahoma Power of Sale Mortgage Foreclosure Act or any successor statute (the "Power of Sale Act"); (b) foreclose this Mortgage by judicial proceeding; and/or (c) invoke any other remedies provided herein or in any other instrument evidencing, guaranteeing, or securing payment of the sums secured hereby by or otherwise provided by applicable law. Without limiting the generality of the foregoing, Lender shall be entitled to seek specific performance and/or injunctive relief (prohibitive or mandatory) with respect to the Borrower's covenants and agreements contained in this Mortgage and the other documents evidencing and securing the loan secured hereby, whether or not Lender elects to accelerate the sums secured hereby.

UCC Remedies. With respect to all or any part of the Personal Property, Lender shall have all the rights and remedies of a secured party under the Oklahoma Uniform Commercial Code.

Lender's Power. Borrower hereby jointly and severally authorizes and empowers Lender to sell all or any portion of the Property together or in lots or parcels, as Lender may deem expedient, and to execute and deliver to the purchaser or purchasers of such Property good and sufficient deeds of conveyance of fee simple title, or of lesser estates, and bills of sale and assignments, with covenants of general warranty made on behalf of Borrower. In no event shall Lender be required to exhibit, present or display at any such sale any of the Property to be sold at such sale. The Lender making such sale shall receive the proceeds of the sale and shall apply the same as provided below. Payment of the purchase price to Lender shall satisfy the liability of the purchaser at any such sale of the Property, and such person shall not be bound to look after the application of the proceeds.

Appoint Receiver. Lender shall have the right to have a receiver appointed to take possession of all or any part of the Property, with the power to protect and preserve the Property, to operate the Property preceding foreclosure or sale, and to collect the Rents from the Property and apply the proceeds, over and above the cost of the receivership, against the Indebtedness. The receiver may serve without bond if permitted by law. Lender's right to the appointment of a receiver shall exist whether or not the apparent value of the Property exceeds the Indebtedness by a substantial amount. Employment by Lender shall not disqualify a person from serving as a receiver.

Tenancy at Sufferance. If Borrower remains in possession of the Property after the Property is sold as provided above or Lender otherwise becomes entitled to possession of the Property upon default of Borrower, Borrower shall become a tenant at sufferance of Lender or the purchaser of the Property and shall, at Lenders option, either: (a) pay a reasonable rental for the use of the Property:
(b) vacate the Property immediately upon the demand of Lender; or (c) if such tenants refuse to surrender possession of the Property upon demand, the purchaser shall be entitled to institute and maintain the statutory action of forcible entry and detainer and procure a writ of possession thereunder, and Borrower expressly waives all damages sustained by reason thereof.

Appraisement and Sale of the Property. To the extent permitted by applicable law, Borrower hereby waives any and all rights to have the Property marshalled. In exercising its rights and remedies, the Lender shall be free to sell all or any part of the Property together or separately, in one sale or by separate sales. Lender shall be entitled to bid at any public sale on all or any portion of the Property. Lender may convey all or any part of the Property to the highest bidder for cash with a general warranty binding Borrower, subject to prior liens and to other exceptions to the conveyance and warranty. Appraisement of the Property is hereby waived or not waived at Lenders option, which shall be exercised at the time judgment is entered in any foreclosure hereof or at any time prior thereto. The affidavit of any person having knowledge of the facts to the effect that proper notice as required by Oklahoma law was given shall be prima facie evidence of the fact that such notice was in fact given. Recitals and statements of fact in any notice or in any conveyance to the purchaser or purchasers of the Property in any foreclosure sale under this Mortgage shall be prima facie evidence of the truth of such facts, and all prerequisites and requirements necessary to the validity of any such sale shall be presumed to have been performed. Any sale under the powers granted by this Mortgage shall be a perpetual bar against Borrower, Borrowers heirs, successors, assigns and legal representatives.

Proceeds. Lender shall pay the proceeds of any sale of the Property: (a) first, to the expenses of foreclosure, including reasonable fees or charges paid to the Lender, including but not limited to fees for enforcing the lien, posting for sale, selling, or releasing the Property: (b) then to Lender the full amount of the Indebtedness; (c) then to any amount required by law to be paid before payment to Borrower; and (d) the balance.
if any, to Borrower.

Waiver; Election of Remedies. A waiver by any party of a breach of a provision of this Mortgage shall not constitute a waiver of or prejudice that party's rights otherwise to demand strict compliance with that provision or any other provision. Election by Lender to pursue any remedy provided in this Mortgage, the Indebtedness, in any Related Document, or provided by law shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Borrower under this Mortgage after failure of Borrower to perform shall not affect Lenders right to declare a default and to exercise any of its remedies.

Attorneys' Fees; Expenses. If Lender institutes any suit or action to enforce any of the terms of this Mortgage, Lender shall be entitled to recover such sum as the court may adjudge reasonable as attorneys' fees at trial and on any appeal, whether or not any court action is involved, all reasonable expenses incurred by Lender which in Lenders opinion are necessary at any time for the protection of its interest or the enforcement of its rights shall become a part of the indebtedness, be payable on demand and shall bear interest at the Note rate from the date of expenditure until repaid. Expenses covered by this paragraph include, without limitation, however subject to any limits under applicable law, Lenders reasonable attorneys' fees whether or not there is a lawsuit, including attorneys' fees for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals and any anticipated post-judgment collection services, the cost of searching records, obtaining title reports (including foreclosure reports), surveyors' reports, environmental assessments, appraisal fees, title insurance. and fees for the Lender, to the extent permitted by applicable law. Borrower will also pay any court costs, in addition to all other sums provided by law. In the event of foreclosure of this Mortgage, Lender shall be entitled to recover from Borrower Lenders reasonable attorneys' fees and actual disbursements necessarily incurred by Lender in pursuing such foreclosure.

POWERS AND OBLIGATIONS OF LENDER. The following provisions relating to the powers and obligations of Lender are part of this Mortgage:

Powers of Lender. In addition to all powers of Lender arising as a matter of law, Lender shall have the power to take the following actions with respect to the Property upon the written request of Borrower: (a) join in preparing and filing a map or plat of the Real Property. including the dedication of streets or other rights to the public: (b) join in granting any easement or creating any restriction on the Real Property: and (c) join in any subordination or other agreement affecting this Mortgage or the interest of Lender under this Mortgage.

Obligations to Notify. Lender shall not be obligated to notify any other lienholder of the Property of the commencement of a foreclosure proceeding or of the commencement of any other action to which Lender may avail itself as a remedy, except to the extent required by applicable law or by written agreement.

Foreclosure. In addition to the rights and remedies set forth above, with respect to all or any part of the Property, the Lender shall have the right to foreclose by notice and sale, and by judicial foreclosure, in either case in accordance with and to the full extent provided by applicable law.

NOTICES TO BORROWER AND OTHER PARTIES. Any notice under this Mortgage shall be in writing and shall be effective when actually delivered or, if mailed, shall be deemed effective when deposited in the United States mail first class, certified mail, postage prepaid. directed to the addresses shown near the beginning of this Mortgage. Any party may change its address for notices under this Mortgage by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party's address. For notice purposes, Borrower agrees to keep Lender informed at all times of Borrowers current address.

MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Mortgage:

Amendments. This Mortgage, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Mortgage. No alteration of or amendment to this Mortgage shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

Applicable Law. This Mortgage has been delivered to Lender and accepted by Lender in the State of Oklahoma. This Mortgage shall be governed by and construed in accordance with the laws of the State of Oklahoma and applicable Federal laws.

Caption Headings. Caption headings in this Mortgage are for convenience purposes only and are not to be used to interpret or define the provisions of this Mortgage.

Limitation of interest. All agreements between Borrower and Lender are expressly limited so that in no contingency or event whatsoever whether by reason of advancement of the proceeds of the Indebtedness, acceleration of maturity of the Indebtedness hereof, or otherwise, shall the amount paid or agreed to be paid to the Lender for the use, forbearance, or detention of the money to be advanced hereunder exceed the highest rate permissible under the laws of the State of Oklahoma and of the United States, (to the extent not preempted by Federal law, if any) and any subsequent revisions repeals, or judicial interpretations thereof, to the extent any of same are applicable hereto and thereto. If, from any circumstance whatsoever, fulfillment of any provisions hereof or of the Indebtedness or any other agreement referred to herein or therein shall, at the time fulfillment of such provision be due, involve transcending the limit of validity prescribed by law that a court of competent jurisdiction may deem applicable hereto, then ipso facto the obligations to be fulfilled shall be reduced to the limit of such validity, and if from any circumstance the Lender shall ever receive as interest an amount which would be excessive interest, it shall: (a) be applied to the reduction of the unpaid principal balance of the
Indebtedness: or (b) be refunded to Borrower and not to the payment of interest. It is further agreed. without limitation of the foregoing, that all calculations of the rate of interest contracted for, charged, or received on the indebtedness evidenced or secured hereby that are made for the purpose of determining whether such rate exceeds the maximum lawful contract rate, shall be made, to the extent permitted by applicable law, by amortizing, prorating, allocating, and spreading throughout the full stated term of the Indebtedness so that such rate of interest on account of such Indebtedness, as so calculated, is uniform throughout the term thereof. This provision shall control every other provision of all agreements between Borrower and the Lender.

Merger. There shall be no merger of the interest or estate created by this Mortgage with any other interest or estate in the Property at any time held by or for the benefit of Lender in any capacity, without the written consent of Lender.

Multiple Panties. All obligations of Borrower under this Mortgage shall be joint and several, and all references to Borrower shall mean each and every Borrower. This means that each of the persons signing below is responsible for all obligations in this Mortgage. Where any one or more of the parties are corporations or partnerships, it is not necessary for Lender to inquire into the powers of any of the parties or of the officers, directors, partners, or agents acting or purporting to act on their behalf.

Severability. If a court of competent jurisdiction finds any provision of this Mortgage to be invalid or unenforceable as to any person or circumstance, such finding shall not render that provision invalid or unenforceable as to any other persons or circumstances. If feasible, any such offending provisions shall be deemed to be modified to be within the limits of enforceability or validity; however, if the offending provision cannot be so modified, it shall be stricken and all other provisions of this Mortgage in all other respects shall remain valid and enforceable.

Successors and Assigns. Subject to the limitations stated in this Mortgage on transfer of Borrowers interest, this Mortgage shall be binding upon and inure to the benefit of the parties, their successors and assigns. If ownership of the Property becomes vested in a person other than Borrower, Lender, without notice to Borrower, may deal with Borrowers successors with reference to this Mortgage and the Indebtedness by way of forbearance or extension without releasing Borrower from the obligations of this Mortgage or liability under the Indebtedness.

Time is of the Essence. Time is of the essence in the performance of this Mortgage.

Waivers and Consents. Lender shall not be deemed to have waived any rights under this Mortgage (or under the Related Documents) unless such waiver is in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by any party of a provision of this Mortgage shall not constitute a waiver of or prejudice the party's right otherwise to demand strict compliance with that provision or any other provision. No prior waiver by Lender, nor any course of dealing between Lender and Borrower, shall constitute a waiver of any of Lenders rights or any of Borrowers obligations as to any future transactions, whenever consent by Lender is required in this Mortgage, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required.


ADDITIONAL PROVISIONS:

Proceeds. The Note hereby secured is given for the purpose of constructing improvements on the Property, subject to the terms and conditions of the Construction Loan Agreement of even date herewith. This is a "Construction Mortgage" within the meaning of the Oklahoma Uniform Commercial Code.


BORROWER ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS MORTGAGE, AND BORROWER AGREES TO ITS TERMS.











EXECUTED this 17th day of June, 1999.





BORROWER:

TOWER TECH, INC., an Oklahoma Corporation


By:
ss/CHARLES D. WHITSITT, Chief Financial Officer
-----------------------------------------------
Charles D. Whitsitt


STATE OF OKLAHOMA

COUNTY OF OKLAHOMA

This investment was acknowledged before me on this ________ day of June, 1999, by CHARLES D. WHITSITT, Chief Financial Officer of TOWER TECH, INC., an Oklahoma Corporation, on behalf of said corporation.




NOTARY PUBLIC - STATE OF OKLAHOMA







Prepared in the Law Office of:


MUNSON, MUNSON, PIERCE & CARDWELL, P.C.
301 W. Woodard, P.O. Box 1099
Denison, TX 75020
(903) 463-3750

Exhibit "A"


A part of the Southeast Quarter (SE/4) of Section Eleven (11), Township Ten (10) North, Range Four (4) West of the Indian Meridian, Cleveland County, Oklahoma, being more particularly described as follows:

Commencing at the Southeast Corner of said Southeast Quarter (SE/4);

Thence South 89(degree)42'04" West along the South line of said Southeast Quarter (SE/4) a distance of l,780.60 feet;

Thence continuing South 89(degree)42'04" West along the South line a distance of
843.24 feet to the Southwest Corner of said Southeast Quarter (SE/4);

Thence North 00(degree)07'35" West on the West line of said Southeast Quarter (SE/4) a distance of 1764.49 feet to a point 880.00 feet South of the Northwest Corner of said Southeast Quarter (SE/4);

Thence North 89(degree)42'07" East parallel to and 880.00 feet South of the North line of said Southeast Quarter (SE/4) a distance of 240.00 feet;

Thence South 00(degree)07'35" East and parallel with the West line of said Southeast Quarter (SE/4) distance of 735.00 feet to the point of beginning;

Thence continuing South 00(degree)07'35" East a distance of 65.00 feet;

Thence South 14(degree)49'10" East a distance of 490.68 feet;

Thence North 89(degree)42'07" East and parallel with the North line of said Southeast Quarter (SE/4) a distance of 360.55 feet;

Thence North 00(degree)07'35" West and parallel with the West line of said Southeast Quarter (SE/4) a distance of 540.00 feet;

Thence South 89(degree)42'07" West and parallel with the North line of said Southeast Quarter (SE/4) a distance of 485.00 feet to the point or place of beginning.